Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY ANNOUNCES THIRD QUARTER 2019 RESULTS

DALLAS--(BUSINESS WIRE)—November 4, 2019-- Kosmos Energy Ltd. (“Kosmos”) (NYSE: KOS) announced today the financial and operating results for the third quarter of 2019. For the quarter, the Company generated net income of $16 million, or $0.04 per diluted share. When adjusted for certain items that impact the comparability of results, the Company generated adjusted net income(1) of $17 million or $0.04 per diluted share for the third quarter of 2019.

"Kosmos continued to build momentum in the third quarter with strong free cash flow delivery and exploration success" said Andrew G. Inglis, chairman and chief executive officer. “At current oil prices we expect to deliver the 2019 free cash flow we set out at our capital markets day in February. Our 2019 drilling program in Mauritania and Senegal has increased the gas initially in place to the top end of our 50-100 Tcf range. Furthermore, our first infrastructure-led exploration well in Equatorial Guinea was successful and we expect this to further enhance the value of our Equatorial Guinea acquisition.”

It should be noted that beginning with the first quarter 2019, the results include the impact of proportionately consolidating the Equatorial Guinea results. Prior quarters exclude this impact and only include the minority interest gain or loss in the bottom line. In addition, the prior year quarter includes only a partial quarter from the Gulf of Mexico acquisition, which did not close until mid-September 2018.

THIRD QUARTER 2019 HIGHLIGHTS

•	Net cash provided by operating activities - $178 million; free cash flow[1] (non-GAAP) - $70 million

•	Sales - 6.0 million barrels of oil equivalent (boe)

•	Revenues - $357 million

•	Realized oil and gas revenues, excluding the impact of hedging program - $59.13 per boe.

•	Production expense - $96 million, or $15.83 per boe

•	General and administrative expenses - $25 million, $15 million cash expense and $10 million non-cash equity based compensation expense

•	Depletion and depreciation expense - $147 million, or $24.29 per boe

•	Exploration expenses - $23 million

•	Capital expenditures - $107 million

At quarter end, the Company was in a net underlift position of approximately 1.2 million barrels of oil.

Third quarter results included a mark-to-market gain of $27 million related to the Company’s oil derivative contracts. As of the quarter end and including recently executed hedges, Kosmos has approximately 15.1 million barrels of oil hedged covering 2019 through 2020 including Brent, WTI, and LLS based hedges.

Kosmos exited the third quarter of 2019 with approximately $704 million of liquidity, total debt of $2.15 billion, and $1.93 billion of net debt.

OPERATIONAL UPDATE

Total net production in the third quarter of 2019 averaged approximately 68,800 barrels of oil equivalent per day (boepd)(2).

Ghana

During the third quarter of 2019, net production from Ghana averaged approximately 31,500 barrels of oil per day (bopd). As forecast, Kosmos lifted three cargoes from Ghana during the third quarter. The Jubilee gas enhancement work program originally scheduled for the fourth quarter of 2019 has been deferred by the operator to the first quarter of 2020.

Equatorial Guinea

Production in Equatorial Guinea averaged approximately 11,500 bopd net in the third quarter of 2019 and Kosmos lifted the forecast one cargo from Equatorial Guinea during the quarter.

In late October, the S-5 well was drilled to target depth, encountering approximately 39 meters of net oil pay in good-quality Santonian reservoir. The S-5 well was fast-tracked based on new 3D seismic acquired in 2018 and was Kosmos’ first infrastructure-led exploration (ILX) well drilled in Equatorial Guinea. The well is located within tieback range of the Ceiba FPSO and work is currently ongoing to establish the scale of the discovered resource and evaluate the optimal development solution. The well was drilled in approximately 800 meters of water to a total measured depth of around 4,400 meters.

U.S. Gulf of Mexico

U.S. Gulf of Mexico production averaged approximately 25,800 boepd net (82% oil) during the third quarter, exceeding the high end of the guidance range despite experiencing downtime from Hurricane Barry equivalent to approximately 1,500 boepd for the quarter. The strong third quarter production was driven primarily by Odd Job, capitalizing upon spare capacity aboard Delta House, as well as initial production from Gladden Deep, the first successful well in the 2019 ILX program in the basin.

The Moneypenny prospect was drilled in Mississippi Canyon Block 214 in late October 2019 and was unsuccessful. The well, which was targeting net resources of approximately 9 million barrels of oil equivalent, was designed as an inexpensive exploration tail of the Odd Job development well and cost around $3.5 million.

Kosmos was an active participant in U.S. Gulf of Mexico Lease Sale 253 in August, and was subsequently awarded the four deepwater blocks upon which it was previously deemed to be the high bidder.

Mauritania & Senegal

The Greater Tortue Ahmeyim project located offshore Mauritania and Senegal remains on track with progress being made across all Phase 1 project areas including subsea, FLNG vessel, HUB Terminal, and FPSO vessel. Overall, Phase 1 of the Tortue project is approximately 15 percent complete. Pre-FEED work is ongoing for Phases 2 and 3 and these next phases are expected to expand capacity of this hub to almost 10 MTPA of LNG for export.

In September, Kosmos announced that the Yakaar-2 appraisal well encountered approximately 30 meters of net gas pay in similar high-quality Cenomanian reservoir to the Yakaar-1 exploration well. The results of the Yakaar-2 well underpin Kosmos' view that the Yakaar-Teranga resource base is world-scale and has the potential to support an LNG project that provides significant volumes of natural gas to both domestic and export markets. Development of Yakaar-Teranga is expected in a phased approach with Phase 1 providing domestic gas and data to optimize the development of future phases. It will also support the country’s “Plan Emergent Senegal” launched by the President of Senegal in 2014.

In October, Kosmos announced that the Orca-1 exploration well made a major gas discovery offshore Mauritania in the BirAllah area. The results continue the 100 percent success rate from nine wells targeting the inboard gas trend in Mauritania/Senegal. The Orca-1 well, which targeted a previously untested Albian play, exceeded pre-drill expectations encountering 36 meters of net gas pay in excellent quality reservoirs. In addition, the well extended the Cenomanian play fairway by confirming 11 meters of net gas pay in a down-structure position relative to the original Marsouin-1 discovery well, which was drilled on the crest of the anticline. The location of Orca-1, approximately 7.5 kilometers from the crest of the anticline, proved both the structural and stratigraphic trap of the Orca prospect, which we estimate has a mean gas initially in place (GIIP) of 13 TCF. In total, we believe that Orca-1 and Marsouin-1 have de-risked up to 50 TCF of GIIP from the Cenomanian and Albian plays in the BirAllah area, more than sufficient resource to support a world-scale LNG project. In addition, a deeper, untested Aptian play has also been identified within the area and surrounding structures.

(1) A Non-GAAP measure, see attached reconciliation of non-GAAP measure
(2) Production means net entitlement volumes. In Ghana and Equatorial Guinea, this means those volumes net to Kosmos' working interest or participating interest and net of royalty or production sharing contract effect. In the Gulf of Mexico, this means those volumes net to Kosmos' working interest and net of royalty.

Conference Call and Webcast Information

Kosmos will host a conference call and webcast to discuss second quarter 2019 financial and operating results today at 10:00 a.m. Central time (11:00 a.m. Eastern time). A live webcast of the event and slides can be accessed on the Investors page of Kosmos’ website at http://investors.kosmosenergy.com/investor-events. The dial-in telephone number for the call is +1.877.407.3982. Callers outside the United States should dial +1.201.493.6780. A replay of the webcast will be available on the Investors page of Kosmos’ website for approximately 90 days following the event.

About Kosmos Energy

Kosmos is a full-cycle deepwater independent oil and gas exploration and production company focused along the Atlantic Margins. Our key assets include production offshore Ghana, Equatorial Guinea and U.S. Gulf of Mexico, as well as a world-class gas development offshore Mauritania and Senegal. We also maintain a sustainable exploration program balanced between proven basin infrastructure-led exploration (Equatorial Guinea and U.S. Gulf of Mexico), emerging basins (Mauritania, Senegal and Suriname) and frontier basins (Cote d'Ivoire, Namibia and Sao Tome and Principe). Kosmos is listed on the New York Stock Exchange and London Stock Exchange and is traded under the ticker symbol KOS. As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2018 Corporate Responsibility Report. For additional information, visit www.kosmosenergy.com.

Non-GAAP Financial Measures

EBITDAX, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, and net debt are supplemental non-GAAP financial measures used by management and external users of the Company's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines EBITDAX as Net income (loss) plus (i) exploration expense, (ii) depletion, depreciation and amortization expense, (iii) equity based compensation expense, (iv) unrealized (gain) loss on commodity derivatives (realized losses are deducted and realized gains are added back), (v) (gain) loss on sale of oil and gas properties, (vi) interest (income) expense, (vii) income taxes, (viii) loss on extinguishment of debt, (ix) doubtful accounts expense and (x) similar other material items which management believes affect the comparability of operating results. The Company defines Adjusted net income (loss) as Net income (loss) adjusted for certain items that impact the comparability of results. The Company defines free cash flow as net cash provided by operating activities less Oil and gas assets, Other property, Change in restricted cash, and certain other items that may affect the comparability of results. The Company defines net debt as the sum of notes outstanding issued at par and borrowings on the Facility and Corporate revolver less cash and cash equivalents and restricted cash.

We believe that EBITDAX, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, Net debt and other similar measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the oil and gas sector and will provide investors with a useful tool for assessing the comparability between periods, among securities analysts, as well as company by company. EBITDAX, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, and net debt as presented by us may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-

looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

###

Kosmos Energy Ltd.
Consolidated Statements of Operations
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues and other income:
Oil and gas revenue	$357,036	$242,833	$1,049,759	$585,220
Gain on sale of assets	—	7,666	—	7,666
Other income, net	(66)	(280)	(65)	(17)
Total revenues and other income	356,970	250,219	1,049,694	592,869

Costs and expenses:
Oil and gas production	95,540	55,078	266,316	151,661
Facilities insurance modifications, net	12,569	12,334	(5,174)	21,812
Exploration expenses	22,773	148,238	83,022	246,912
General and administrative	24,723	25,963	88,703	65,343
Depletion, depreciation and amortization	146,653	80,041	416,186	208,607
Interest and other financing costs, net	30,721	23,549	125,565	68,113
Derivatives, net	(27,016)	57,357	35,884	236,107
Gain on equity method investments, net	—	(24,841)	—	(59,637)
Other expenses, net	11,472	(12,807)	11,798	(8,164)
Total costs and expenses	317,435	364,912	1,022,300	930,754

Income (loss) before income taxes	39,535	(114,693)	27,394	(337,885)
Income tax expense (benefit)	23,470	11,364	47,398	(58,329)
Net income (loss)	$16,065	$(126,057)	$(20,004)	$(279,556)

Net income (loss) per share:
Basic	$0.04	$(0.31)	$(0.05)	$(0.70)
Diluted	$0.04	$(0.31)	$(0.05)	$(0.70)

Weighted average number of shares used to compute net income (loss) per share:
Basic	401,466	404,536	401,319	399,026
Diluted	410,992	404,536	401,319	399,026

Kosmos Energy Ltd.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$203,646	$173,515
Receivables, net	129,037	140,006
Other current assets	217,345	196,179
Total current assets	550,028	509,700

Property and equipment, net	3,799,036	3,459,701
Other non-current assets	119,195	118,788
Total assets	$4,468,259	$4,088,189

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$171,495	$176,540
Accrued liabilities	292,419	195,596
Other current liabilities	8,461	12,172
Total current liabilities	472,375	384,308

Long-term liabilities:
Long-term debt, net	2,106,202	2,120,547
Deferred tax liabilities	678,808	477,179
Other non-current liabilities	319,844	164,677
Total long-term liabilities	3,104,854	2,762,403

Total stockholders’ equity	891,030	941,478
Total liabilities and stockholders’ equity	$4,468,259	$4,088,189

Kosmos Energy Ltd.
Condensed Consolidated Statements of Cash Flow
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Operating activities:
Net income (loss)	$16,065	$(126,057)	$(20,004)	$(279,556)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and amortization	148,938	82,387	423,160	215,676
Deferred income taxes	(13,110)	(2,219)	(69,840)	(84,095)
Unsuccessful well costs	262	70,294	7,361	114,948
Change in fair value of derivatives	(31,683)	54,267	34,003	232,057
Cash settlements on derivatives, net(1)	(3,657)	(46,484)	(24,701)	(102,705)
Equity-based compensation	9,450	8,890	27,382	25,975
Gain on sale of assets	—	(7,666)	—	(7,666)
Loss on extinguishment of debt	—	268	24,794	4,324
Distributions in excess of equity in earnings	—	1	—	5,235
Other	2,183	788	9,600	1,237
Changes in assets and liabilities:
Net changes in working capital	49,438	55,345	(11,479)	(35,183)
Net cash provided by operating activities	177,886	89,814	400,276	90,247

Investing activities
Oil and gas assets	(87,374)	(56,655)	(240,642)	(149,305)
Other property	(3,061)	(745)	(8,291)	(3,560)
Acquisition of oil and gas properties, net of cash acquired	—	(961,764)	—	(961,764)
Return of investment from KTIPI	—	62,658	—	142,628
Proceeds on sale of assets	—	13,703	—	13,703
Notes receivable from partners	(13,582)	—	(19,565)	—
Net cash used in investing activities	(104,017)	(942,803)	(268,498)	(958,298)

Financing activities:
Borrowings on long-term debt	—	1,000,000	175,000	1,000,000
Payments on long-term debt	(25,000)	(75,000)	(325,000)	(175,000)
Net proceeds from issuance of senior notes	—	—	641,875	—
Redemption of senior secured notes	—	—	(535,338)	—
Purchase of treasury stock	—	—	(1,983)	(17,695)
Dividends	(18,158)	—	(54,447)	—
Deferred financing costs	(462)	(11,002)	(2,443)	(36,745)
Net cash provided by (used in) financing activities	(43,620)	913,998	(102,336)	770,560

Net increase (decrease) in cash, cash equivalents and restricted cash	30,249	61,009	29,442	(97,491)
Cash, cash equivalents and restricted cash at beginning of period	184,809	146,486	185,616	304,986
Cash, cash equivalents and restricted cash at end of period	$215,058	$207,495	$215,058	$207,495

(1)
Cash settlements on commodity hedges were $(8.3) million and $(50.0) million for the three months ended September 30, 2019 and 2018, respectively, and $(27.0) million and $(107.3) million for the nine months ended September 30, 2019 and 2018, respectively.

Kosmos Energy Ltd.
Equity Method Investment
(In thousands, unaudited)

	Three months ended	Nine months ended
	September 30, 2018	September 30, 2018
Revenues and other income:
Oil and gas revenue	$215,408	$600,158
Other income	(72)	44
Total revenues and other income	215,336	600,202

Costs and expenses:
Oil and gas production	40,334	115,366
Depletion and depreciation	33,044	108,996
Other expenses, net	(58)	(211)
Total costs and expenses	73,320	224,151

Income before income taxes	142,016	376,051
Income tax expense	50,796	134,047
Net income	$91,220	$242,004

Kosmos' share of net income	$45,610	$121,002
Basis difference amortization(1)	20,769	61,365
Equity in earnings - KTIPI	$24,841	$59,637

(1)
The basis difference, which is associated with oil and gas properties and subject to amortization, has been allocated to the Ceiba Field and Okume Complex. We amortized the basis difference using the unit-of-production method.

Kosmos Energy Ltd.
EBITDAX
(In thousands, unaudited)

	Three Months Ended	Three Months Ended
	September 30, 2019	September 30, 2018
	Kosmos	Kosmos	Equatorial Guinea (Equity Method)(1)	Total
Net income (loss)	$16,065	$(126,057)	$24,841	$(101,216)
Exploration expenses	22,773	148,238	—	148,238
Facilities insurance modifications, net	12,569	12,334	—	12,334
Depletion, depreciation and amortization	146,653	80,041	37,291	117,332
Equity-based compensation	9,450	8,890	—	8,890
Derivatives, net	(27,016)	57,357	—	57,357
Cash settlements on commodity derivatives	(8,325)	(49,994)	—	(49,994)
Inventory impairment and other	9,981	(2)	—	(2)
Disputed charges and related costs	1,677	(12,682)	—	(12,682)
Gain on sale of assets	—	(7,666)	—	(7,666)
Gain on equity method investment - KTIPI	—	(24,841)	—	(24,841)
Interest and other financing costs, net	30,721	23,549	—	23,549
Income tax expense (benefit)	23,470	11,364	25,398	36,762
EBITDAX	$238,018	$120,531	$87,530	$208,061

	Nine months ended	Nine months ended
	September 30, 2019	September 30, 2018
	Kosmos	Kosmos	Equatorial Guinea (Equity Method)(2)	Total
Net income (loss)	$(20,004)	$(279,556)	$59,637	$(219,919)
Exploration expenses	83,022	246,912	—	246,912
Facilities insurance modifications, net	(5,174)	21,812	—	21,812
Depletion, depreciation and amortization	416,186	208,607	115,862	324,469
Equity-based compensation	27,382	25,975	—	25,975
Derivatives, net	35,884	236,107	—	236,107
Cash settlements on commodity derivatives	(27,017)	(107,259)	—	(107,259)
Inventory impairment and other	10,168	(7)	—	(7)
Disputed charges and related costs	1,663	(9,721)	—	(9,721)
Gain on sale of assets	—	(7,666)	—	(7,666)
Gain on equity method investment - KTIPI	—	(59,637)	—	(59,637)
Interest and other financing costs, net	125,565	68,113	—	68,113
Income tax expense (benefit)	47,398	(58,329)	67,024	8,695
EBITDAX	$695,073	$285,351	$242,523	$527,874

	Twelve Months Ended
	September 30, 2019
	Kosmos	Equatorial Guinea (Equity Method)(2)	Total
Net income (loss)	$165,561	$13,244	$178,805
Exploration expenses	137,602	352	137,954
Facilities insurance modifications, net	(20,031)	—	(20,031)
Depletion and depreciation	537,414	19,120	556,534
Equity-based compensation	36,637	—	36,637
Derivatives, net	(231,653)	—	(231,653)
Cash settlements on commodity derivatives	(56,811)	—	(56,811)
Inventory impairment and other	10,463	—	10,463
Disputed charges and related costs	1,631	—	1,631
Gain on equity method investment - KTIPI	(13,244)	—	(13,244)
Interest and other financing costs, net	158,628	—	158,628
Income tax expense	148,858	11,467	160,325
EBITDAX	$875,055	$44,183	$919,238

(1)
For the three and nine months ended September 30, 2018 we have presented separately our 50% share of the results from operations and amortization of our basis difference for the Equatorial Guinea investment as we accounted for such investment under the equity method during this period.

(2)
For the twelve months ended September 30, 2019, we have presented separately our 50% share of the results from operations and amortization of our basis difference for the Equatorial Guinea investment through December 31, 2018, as we accounted for such investment under the equity method through this date.

Kosmos Energy Ltd.
Adjusted Net Income
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss)	$16,065	$(126,057)	$(20,004)	$(279,556)

Derivatives, net	(27,016)	57,357	35,884	236,107
Cash settlements on commodity derivatives	(8,325)	(49,994)	(27,017)	(107,259)
Gain on sale of assets	—	(7,666)	—	(7,666)
Facilities insurance modifications, net	12,569	12,334	(5,174)	21,812
Inventory impairment and other	9,981	(2)	10,168	(7)
Disputed charges and related costs	1,677	(12,682)	1,663	(9,721)
Impairment of suspended well costs	—	57,772	—	57,772
Loss on extinguishment of debt	—	268	24,794	4,324
Total selected items before tax	(11,114)	57,387	40,318	195,362

Income tax expense on adjustments(1)	11,594	(22,798)	(4,980)	(64,446)
Adjusted net income (loss)	$16,545	$(91,468)	$15,334	$(148,640)

Net income (loss) per diluted share	$0.04	$(0.31)	$(0.05)	$(0.70)

Derivatives, net	(0.06)	0.14	0.09	0.59
Cash settlements on commodity derivatives	(0.02)	(0.12)	(0.07)	(0.27)
Gain on sale of assets	—	(0.02)	—	(0.02)
Facilities insurance modifications, net	0.03	0.03	(0.01)	0.05
Inventory impairment and other	0.02	—	0.03	—
Disputed charges and related costs	—	(0.03)	—	(0.03)
Impairment of suspended well costs	—	0.14	—	0.13
Loss on extinguishment of debt	—	—	0.06	0.01
Total selected items before tax	(0.03)	0.14	0.10	0.46

Income tax expense on adjustments(1)	0.03	(0.06)	(0.01)	(0.15)
Adjusted net income (loss) per diluted share	$0.04	$(0.23)	$0.04	$(0.39)

Weighted average number of diluted shares	410,992	404,536	401,319	399,026

(1)	Income tax expense is calculated at the statutory rate in which such item(s) reside. Statutory rates for the U.S. and Ghana/Equatorial Guinea are 21% and 35%, respectively.

Kosmos Energy Ltd.
Free Cash Flow
(In thousands, unaudited)

	Three months ended	Nine months ended
	September 30, 2019	September 30, 2019
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$177,886	$400,276
Net cash used in investing activities	(104,017)	(268,498)
Other cash used in financing activities(1)	(461)	(22,888)
Change in restricted cash	(3,512)	688
Free cash flow (before dividends)	$69,896	$109,578

(1)	Amounts consist of costs related to the redemption of the senior secured notes, issuance of senior notes and other long-term debt and the purchase of treasury stock.

Operational Summary(1)
(In thousands, except barrel and per barrel data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net Volume Sold
Oil (MMBbl)
Kosmos	5.698	3.247	16.239	8.076
Equity method investment - Equatorial Guinea	—	1.448	—	4.278
Total Oil (MMBbl)	5.698	4.695	16.239	12.354
Gas (MMcf)	1.189	0.309	4.653	0.309
NGL (MMBbl)	0.142	0.024	0.393	0.024
Total (MMBoe)	6.038	4.771	17.408	12.430

Revenue
Oil sales:
Kosmos	$351,537	$241,139	$1,031,687	$583,526
Equity method investment - Equatorial Guinea	—	107,704	—	300,079
Total Oil sales	351,537	348,843	1,031,687	883,605
Gas sales	3,969	0.975	11,776	0.975
NGL sales	1,530	0.719	6,296	0.719
Total sales	357,036	350,537	1,049,759	885,299
Cash settlements on commodity derivatives	(8,325)	(49,994)	(27,017)	(107,259)
Realized revenue	$348,711	$300,543	$1,022,742	$778,040

Oil and Gas Production Costs
Kosmos	$95,540	$55,078	$266,316	$151,661
Equity method investment - Equatorial Guinea	—	20,167	—	57,683
Total oil and gas production costs	$95,540	$75,245	$266,316	$209,344

Oil sales per Bbl:
Kosmos	$61.69	$74.27	$63.53	$72.25
Equity method investment - Equatorial Guinea	—	74.38	—	70.14
Total Oil sales per Bbl	61.69	74.30	63.53	71.52
Gas sales per Mcf	3.34	3.16	2.53	3.16
NGL sales per Bbl	10.77	29.96	16.02	29.96
Total sales per Boe	59.13	73.47	60.30	71.22
Cash settlements on commodity derivatives per oil Bbl(2)	(1.46)	(15.40)	(1.66)	(13.28)
Realized revenue per Boe(3)	57.75	62.99	58.75	62.59

Oil and gas production costs per Boe:
Kosmos	$15.83	$16.57	$15.30	$18.60
Equity method investment - Equatorial Guinea	—	$13.93	—	$13.48
Total oil and gas production costs	15.83	15.77	15.30	16.84

(1)
For the three and nine months September 30, 2018, we have presented separately our 50% share of the results from operations for the Equatorial Guinea investment, as we accounted for such investment under the equity method during this period.

(2)	Cash settlements on commodity derivatives are only related to Kosmos and are calculated on a per barrel basis using Kosmos' Net Oil Volumes Sold.

(3)
Realized revenue includes revenue from Kosmos, Equatorial Guinea (equity method investment), and Cash settlements on commodity derivatives; on a per Boe basis realized revenue is calculated using the total Net Volume Sold from both Kosmos and Equatorial Guinea (equity method investment).

Kosmos was underlifted by approximately 1,202 thousand barrels as of September 30, 2019.

Hedging Summary
As of September 30, 2019(1)
(Unaudited)

			Weighted Average Price per Bbl
	Index	MBbl	Floor(2)	Sold Put	Ceiling
2019:
Three-way collars	Dated Brent	2,628	$53.33	$43.81	$73.57
Swaps	NYMEX WTI	265	51.61	—	—
Collars	Argus LLS	250	60.00	—	88.75
2020:
Three-way collars	Dated Brent	6,000	$57.50	$45.00	$80.18
Put spread	Dated Brent	4,000	58.75	50.00	—
Swaps with sold puts	Dated Brent	2,000	60.53	48.75	—

(1)	Please see the Company’s filed 10-Q for full disclosure on hedging material. Includes hedging position as of September 30, 2019 and hedges added since quarter-end.

(2)	“Floor” represents floor price for collars or swaps and strike price for purchased puts.

Note: Excludes 0.2 MMBbls of sold (short) calls with a strike price of $80.00 per Bbl in 2019, 8.0 MMBbls of sold (short) calls with a strike price of $85.00 per Bbl in 2020 and 4.0 MMBbls of sold (short) calls with a strike price of $72.50 per Bbl in 2021.

2019 Guidance

FY 2019

Production(1,2)	~67,000 boe per day

Opex	$12.00 - $15.00 per boe

DD&A	$22.00 - $25.00 per boe

G&A(3)	$115 - $125 million

Exploration Expense	~$30 million average per quarter

Net Interest	$35 - $37 million per quarter

Tax	$3.00 - $5.00 per boe

Capex	$425 - $475 million in FY 2019

Note: Ghana/EG revenue calculated by number of cargos.

(1)	4Q 2019 - Ghana: 4 cargos / Equatorial Guinea 1.5 cargos. FY 2019 Ghana: 12 cargos / Equatorial Guinea 5.0 cargos. Average cargo sizes 950,000 barrels of oil.

(2)	GoM Production - 4Q 2019: 23,000-25,000 boe per day. Oil/Gas/NGL split for 2019: U.S. Gulf of Mexico: 80%/12%/8%.

(3)	G&A - Approximately 70% cash.

Source: Kosmos Energy Ltd.

Investor Relations
Jamie Buckland
+44 (0) 203 954 2831
jbuckland@kosmosenergy.com

Rhys Williams
+1-214-445-9693
rwilliams@kosmosenergy.com

Media Relations
Thomas Golembeski
+1-214-445-9674
tgolembeski@kosmosenergy.com